Exhibit 99.1
News release via Canada NewsWire, Toronto 416-863-9350

     Attention Business Editors:
     Western Goldfields Annual and Special Meeting Notification

     TORONTO, April 30 /CNW/ -

     <<
                     Western Goldfields Inc. will hold its
                  Annual and Special Meeting of Shareholders
                      on Tuesday, May 6, 2008 at 4:30 p.m.
                                      at
                         Le Meridien King Edward Hotel
                              37 King Street East,
                                Toronto, Ontario

     There will be a webcast available at 4:30 p.m. during the Annual and
                   Special Meeting via the Company's website
                           www.westerngoldfields.com
                          and via the following link:
     http://w.on24.com/r.htm?e(equal sign)108415&s(equal sign)1&k(equal sign)712519CD9AFB533014E984102640D0BC

          To hear the audio portion only of this webcast please dial:
                              Local: 416-644-3415
                            Toll Free: 800-732-0232

              The audio and webcast presentation will be available
                       after the Meeting on our website.

                                  Please note:
              This news release may be accessed via our website,
              and via Canada Newswire's website at www.newswire.ca
      All material information on Western Goldfields Inc. can be found at
                                 www.sedar.com
                        and at www.westerngoldfields.com
     >>

     %CIK: 0001394186

     /For further information: Julie Taylor Pantziris, Director of Regulatory
Affairs & Investor Relations, Western Goldfields Inc., T: (416) 324-6015, F:
(416) 324-9494, E: jtaylor(at)westerngoldfields.com/
     (WGW WGI.)

CO:  Western Goldfields Inc.

CNW 14:35e 30-APR-08